Exhibit 99.1

EXHIBIT 1

JOINT ACQUISTION AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:  February 12, 2019

TOR ASIA CREDIT MASTER FUND LP
Name of Entity

/s/ James Sweeney
Signature

James Sweeney / Authorized Signatory
Name/Title

TOR INVESTMENT MANAGEMENT (HONG KONG) LIMITED
Name of Entity

/s/ James Sweeney
Signature

James Sweeney / Director
Name/Title

/s/ Patrik Lennart Edsparr
Signature

Patrik Lennart Edsparr
Name/Title

/s/ Christopher Louis Mikosh
Signature

Christopher Louis Mikosh
Name/Title